Exhibit 99.1

MDU Resources Announces Anticipated Board of Directors for Everus

BISMARCK, N.D. — Sept. 3, 2024 — MDU Resources Group, Inc. (NYSE: MDU) today announced the anticipated board of directors for Everus Construction Group, effective upon completion of the planned spinoff of the construction services subsidiary into an independent, publicly traded company. The spinoff is expected to be complete in late 2024.

Everus’ post-spinoff board is expected to consist of seven directors, including six independent directors.

These individuals are anticipated to move from MDU Resources’ board of directors to Everus’ board:
•Dale S. Rosenthal, former strategic director and former chief financial officer of Clark Construction Group, LLC, and a director of Washington Gas Light Company. Rosenthal is expected to chair Everus’ board.
•Michael S. Della Rocca, former chief executive, Americas, of AECOM and owner of Della Rocca Enterprises LLC.
•Edward A. Ryan, former executive vice president and general counsel of Marriott International.
•David M. Sparby, former senior vice president and group president, revenue, of Xcel Energy, Inc.

These individuals are anticipated to be new directors on Everus’ board:
•Clark A. Wood, who is retiring in November from his position as market president for Arizona and Nevada of US Bank.
•Betty R. Wynn, former senior vice president, chief financial officer and treasurer of MYR Group, Inc.
•Jeffrey S. Thiede, president and CEO of Everus.

“Identifying the future board of directors for Everus is another milestone toward completing the spinoff of the construction services subsidiary, which is expected to optimize value for shareholders while achieving MDU Resources’ strategic objective of becoming a pure-play regulated energy delivery business,” said Dennis W. Johnson, chair of the board of MDU Resources.

Rosenthal, who is expected to become chair of Everus’ board, said, “With this highly experienced slate of directors who are familiar with the construction industry and markets served by Everus, we look forward to providing strategic guidance to Everus as it becomes a stand-alone company.”

MDU Resources announced in November 2023 that it intends to spin off Everus to optimize value for stockholders and become a pure-play regulated energy delivery business. The spinoff is subject to certain customary conditions, including final approval by MDU Resources’ board of directors and the SEC’s declaration that the Form 10 registration statement is effective. The separation is expected to be tax free to MDU Resources and its stockholders for federal income tax purposes.

Exhibit 99.1

Forward-Looking Statements
Information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release, including information about the planned spinoff of Everus Construction Group, the anticipated future board of directors for Everus, the future state of MDU Resources, future stock performance, and statements by MDU Resources’ chair and the anticipated chair of Everus, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially, refer to Item 1A — Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q and subsequent filings with the SEC.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides essential products and services through its regulated energy delivery and construction services businesses. Founded in 1924, the company is celebrating its 100th anniversary; learn more at www.mdu.com/100th-anniversary. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Everus Construction Group
Everus Construction Group, Inc. is Building America's Future™ by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to utility, transportation, commercial, industrial, institutional, renewable and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as manufacturing and distribution of transmission line construction equipment and tools. For more information about Everus, visit everus.com.

Investor Contact: Brent Miller, assistant treasurer and director of financial projects and investor relations, 701-530-1730
Media Contacts: Byron Pfordte, MDU Resources manager of integrated communications, 208-377-6050
Laura Lueder, Everus director of communications, 701-221-6444